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                                                       EXHIBIT 99.3


                                    AMENDMENT
                                       TO
                              AMENDED AND RESTATED
                                RIGHTS AGREEMENT

       Amendment, dated as of June 1, 1999 (the "Amendment"), to the Rights Agreement, dated as of November 27, 1990, and amended and restated as of September 4, 1998 (the "Rights Agreement") between Banknorth Group, Inc., a Delaware corporation (the "Company"), and Registrar and Transfer Company, as Rights Agent (the "Rights Agent").

                                   WITNESSETH:

       WHEREAS, pursuant to Section 28 of the Rights Agreement, the Company may prior to any Distribution Date (as defined in the Rights Agreement) supplement or amend the Rights Agreement without the approval of any holders of right certificates representing the common stock of the Company; and

       WHEREAS, the Company now desires to amend the Rights Agreement as set forth in this Amendment, and pursuant to Section 28 of the Rights Agreement, the Company hereby directs that the Rights Agreement should be amended as set forth in this Amendment.

       NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

       1.    Amendments to Section 1.

             (a) Section 1 of the Rights Agreement is hereby amended by adding the following definitions:

                   (n) "Merger" shall have the meaning set forth in the Merger
             Agreement.

                   (o) "Merger Agreement" shall mean the Agreement and Plan of
             Merger, dated as of June 1, 1999, between the Company and PHFG, as may be amended from time to time.

                   (p) "PHFG" shall mean Peoples Heritage Financial Group, Inc.

                   (q) "Option Agreement" shall mean the Option Agreement,
             dated as of June 1, 1999, between the Company (as issuer) and PHFG (as grantee), as may be amended from time to time.


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       (b) The definition of "Acquiring Person" in Section 1(a) of the Rights
Agreement is hereby amended by inserting the following sentence at the end thereof:

             "Notwithstanding the foregoing or any other provision of this Agreement to the contrary, none of PHFG, any Subsidiary of PHFG or any other Person shall be deemed to be an Acquiring Person by virtue of the Merger Agreement and the Option Agreement as a result of any of (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement."

       2. Amendment to Section 3(a). Section 3(a) of the Rights Agreement is hereby amended to add the following sentence at the end thereof:

             "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as a result of any of (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and
             (iii) the consummation of the other transactions contemplated in the Merger Agreement and the Option Agreement."

       3. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

             "(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on November 27, 2005 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof or (iv) the Effective Time (as such term is defined in the Merger Agreement)."

       4. Amendment to Section 13. Section 13 of the Rights Agreement is hereby amended by adding the following sentence at the end thereof:

             "Notwithstanding anything in this Agreement to the contrary, (i) the execution and delivery of the Merger Agreement and the Option Agreement, (ii) the consummation of the Merger and (iii) the


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          consummation of the other transactions contemplated in the Merger
          Agreement and the Option Agreement shall not be deemed to be an event for purposes of this Section 13 and shall not cause the Rights to be adjusted or exercisable in accordance with, or any other action to be taken or obligation to arise pursuant to, this Section 13."

       5. This Amendment shall be deemed effective as of the date first above written, as if executed on such date. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect and shall be otherwise unaffected.

       6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

       7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument.

       IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the day and year first above written.

                                            BANKNORTH GROUP, INC.

Attest:
 /s/ Neal Robinson                          By:  /s/ William H. Chadwick
----------------------------                    -----------------------------
Name:   Neal Robinson                           Name:  William H. Chadwick
Title: Treasurer                                Title: President and Chief
                                                       Executive Officer

                                            REGISTRAR AND TRANSFER COMPANY

Attest:

/s/ William P. Tatler                       By:   /s/ Mary Rose Cascaes
----------------------------                    -----------------------------
Name:   William P. Tatler                       Name:  Mary Rose Cascaes
Title: Vice President and                       Title: Executive Vice President and
       Assistant Secretary                             Chief Operating Officer


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